Exhibit 14(A)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim Mutual Funds:

We consent to the use of our report on the Pilgrim High Yield Fund II, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.

/s/ KPMG LLP

Los Angeles, California
November 29, 2000